UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 16, 2013 (August 15, 2013)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33139 001-07541	20-3530539 13-1938568
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(201) 307-2000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS

Hertz Global Holdings, Inc. (“Hertz Holdings”) was previously a party to an amended and restated stockholders’ agreement (the “Stockholders Agreement”), among it and investment funds associated with or designated by Clayton, Dubilier & Rice, LLC (“CD&R”), The Carlyle Group (“Carlyle”) and Merrill Lynch & Co., Inc. (“Merrill Lynch” and together with CD&R and Carlyle, the “Sponsors”).  Pursuant to the terms of the Stockholders Agreement, the Sponsors had the right to nominate directors to the Boards of Directors of Hertz Holdings and its wholly owned subsidiary The Hertz Corporation (“Hertz” and together with Hertz Holdings, the “Companies”).  The Stockholders Agreement was terminated on May 9, 2013 in connection with the sale of Hertz Holdings common stock by the Sponsors whereby the Sponsors reduced their ownership of Hertz Holdings common stock to de minimis amounts.  Accordingly, the Sponsors no longer have the right to nominate directors.

Taking into consideration all of the above, on August 15, 2013, David Wasserman (a CD&R nominee) and Brian Bernasek (a Carlyle nominee) notified the Boards of Directors of the Companies that they were resigning as directors of the Companies effective immediately.  Mr. Wasserman’s and Mr. Bernasek’s decisions to resign were amicable and did not involve any disagreement with the Companies, the management of the Companies or the Boards of Directors of the Companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

	By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Senior Executive Vice President and Chief Financial Officer

Date: August 16, 2013